Exhibit 10.13

CONFIDENTIAL

PRODUCT DEVELOPMENT AGREEMENT

This Product Development Agreement (“Agreement”) is made on 12/19/22 (“Effective Date), between:

Zero Nox, Inc, a company incorporated under the law of the State of California, with a principal office at 1343 S. Main Street, Porterville, CA 93257, U.S.A (“ZeroNox” or “Developer”);

and

LS Mtron Ltd., a company incorporated under the laws of Korea, with a principal office at 886, Gwahak-Ro, Bongdong-Eup, Wanju-Gun, Jeollabuk-Do, 55322(“LSM”);

Hereinafter Developer and LSM shall be individually referred to as a “Party” and collectively as the “Parties”);

WHEREAS:

(a)

Developer is the company which has advanced technology and know-how related to electric powertrain, battery design, battery manufacturing, battery technology, battery management system and electric vehicle integration.

(b)	LSM manufactures and sells a wide variety of agricultural machines to its customers worldwide
(c)	LSM has agreed to engage Developer and the Parties wish to begin a cooperation by which Developer will develop prototype productions including hardware and software for LSM.

NOW THEREFORE in consideration of the mutual covenants contained in this Agreement, Developer and LSM agree as follows:

1.	Scope of the Agreement

Subject to the terms and conditions of this Agreement, Developer shall develop components, products, systems, and applications for LSM that require hardware and/or software development within the timelines as may be mutually agreed between the Parties.

2.	Development Work
(a)	A statement of work (“SOW”) may contain the entire agreement on milestones and/or schedules, technical specifications, deliverables, and a price. Specifications and other SOW will be jointly

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created by Developer and LSM in the first stage of the milestones set forth in this Agreement. SOW will be attached to this Agreement in the Annex. An SOW is not effective before LSM’s approval. Technical specifications may be modified upon mutual consent of the Parties.

(b)	Development deliverables (“Deliverables”) under this Agreement will be defined in each SOW. Deliverables may contain reports, documents, diagrams, drawings, data, and/or test results.
(c)

Developer shall provide all research, engineering, and other personnel capacities necessary to perform the work set forth and defined in any SOW (the “Development Work”) and to develop products, systems, and/or applications as defined in any SOW (the “Development Products”).

(d)	In case any terms and conditions of this Agreement conflict with the SOW, the terms and conditions of this Agreement shall prevail.
(e)	Developer and LSM shall each appoint a project manager to act as liaison between the Parties during the term of any SOW (“Developer’s Project Manager” and “LSM’s Project Manager”).

3.	Duties of Developer
(a)

Developer shall provide on a best effort basis the support required to complete and deliver Development Work, Development Product, and/or Deliverables according to the schedule set forth in the related SOW.

(b)

Developer, on a continuous basis, shall report necessary information and results produced by Developer regarding the Development Work to LSM’s Project Manager at the timing set forth in the related SOW. Developer, on a continuous basis, shall answer LSM’s questions with respect to Development Work.

(c)	Developer shall inform LSM immediately about any unexpected or foreseeable delays as soon as possible.

4.	Duties of LSM
(a)

LSM and/or its Affiliates shall provide to Developer reasonable support for the Development Work including, without limitation, relevant documents, parts, components, equipment, and access thereto as defined by LSM in the related SOW.

(b)

“Affiliate” means any entity that directly or indirectly controls, is controlled by, or is under common control with the subject entity. “Control,” for purposes of this definition, means direct or indirect ownership or control of more than 50% of the voting interests of the subject entity.

5.	Development Fee
(a)	LSM shall pay Developer for the Development Work based on the milestone payment(s) or payment schedule as defined in the related SOW.

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(b)

Unless otherwise separately agreed by the Parties in the related SOW, the payment, in US Dollars, shall be made within thirty (30) days from the receipt of Developer’s invoice, which shall be issued after Final Acceptance in Section 8 of the milestone(s) or schedule in the related SOW.

6.	Request for Changes
(a)

LSM may ask for changes (“Change Requests”) to the Development Work and/or Development Products set forth in any SOW prior to Final Acceptance in Section 8. Such requests shall be made in writing and shall specify the required changes.

(b)

After receipt of such request, Developer shall evaluate the feasibility of such request. Developer shall inform LSM of any new milestone(s) and/or schedule(s) and additional fees for the Change Request, if needed.

(c)	If Parties are able to agree, in writing, on the terms and conditions of such changes (“Changes”), Changes shall be incorporated in the related SOW.

7.	Assignment and Subcontracting
(a)

If Developer assigns or subcontracts a portion of the Development Work to an assigner or a subcontractor under this Agreement (“Subcontractor”), Developer shall:
(i) obtain from the Subcontractor a written agreement which has an equivalent obligation as set forth in this Agreement, including, but not limited to, assignment and license obligations of its intellectual property rights in Section 11 and confidentiality obligation in Section 15; and
(ii) be responsible and liable for any act or omission made by the Subcontractor.

8.	Acceptance
(a)

Acceptance of Development Work and/or Deliverables, and each milestone and/or schedule, will be made pursuant to Acceptance Tests defined in Section 8(c). The Development Work and/or Deliverables will be accepted (“Final Acceptance”) when all Acceptance Tests have been satisfied.  If Acceptance Tests for the Development Work and/or Deliverables have not been satisfied, Developer shall make necessary modifications and/or changes to such Development Work and/or Deliverables at Developer’s costs and expenses.  Unless otherwise specified in the SOW, acceptance tests will be performed by LSM and/or its Affiliates within 30 days or any reasonable time period agreed between Parties of the completion of the delivery of any schedule in the SOW.

(b)	The Acceptance Tests will demonstrate that the Development Work at the milestone or schedule of related SOW fulfills the technical specifications set forth in the related SOW.
(c)	Details of the acceptance tests (“Acceptance Tests”) are to be defined in the related SOW.

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9.	Warranty
(a)

Developer hereby warrants to LSM that it shall perform all Development Work in a professional and timely manner and in accordance with the standards and practices of care, skill and diligence customarily followed in the hardware and software development business.

(b)

Developer shall repair, re-develop or replace Deliverables for any defects in the Deliverables that are discovered within a period of 12 months after the date of the Final Acceptance of the related Development Work for free of charge.

10.	Indemnification and Limitation of Liability

Developer shall defend, indemnify and hold harmless LSM (in this section, “LSM” shall mean LSM and its Affiliates), its directors, officers and employees from and against all claims, demands, damages, losses, liabilities and expenses including, without limitation, reasonable attorneys’ fees and expenses, arising out of, incidental to or resulting from its performance of the Agreement, including
(a) failure, negligence or delay to perform its obligations under this Agreement;
(b) any breach of its representations, warranties, covenants, obligations, undertakings and the terms and conditions under this Agreement; and
(c) any claim specifically relating to the Development Work, Development Product or Deliverables.

11.	Intellectual Property Rights
(a)	Except for rights expressly granted under this Agreement,
i.	nothing in this Agreement will function to transfer any of either party’s Intellectual Property rights to the other party, and
ii.

each party will retain exclusive interest in, and ownership of its Intellectual Property developed (a) before this Agreement (“Background IP”), (b) for this Agreement, or (c) outside the scope of this Agreement.

(b)

In the event that Developer’s Background IP is introduced into Development Work, Developer hereby grants to LSM and its affiliated companies, a fully-paid-up, worldwide, perpetual, irrevocable, non-exclusive, royalty-free right and license (with the right to sublicense to third parties engaged by LSM or its affiliate company to perform any part of its work) to use the Developer’s Background IP. To be clear, this license does not include the right for LSM to copy, modify, translate, or create derivative works from or make improvements or other enhancements to the Developer Background IP for any purpose or reason whatsoever.

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(c)

Developer hereby grants to LSM and its affiliated companies, a fully-paid-up, worldwide, perpetual, irrevocable, non-exclusive, royalty-free right and license (with the right to sublicense to third parties engaged by LSM or its affiliate company to perform any part of its work) to use the Intellectual Property developed for this Agreement. To be clear, this license does not include the right for LSM to copy, modify, translate, or create derivative works from or make improvements or other enhancements to the Intellectual Property developed for any purpose or reason whatsoever.

12.	Third Party Intellectual Property Rights
(a)	Developer shall make its best effort to prevent using any intellectual property rights by a third party for Development Work and Development Product.
(b)

If the manufacture, sale or use of Development Product results in a claim for infringement of intellectual property rights by a third party, LSM shall promptly notify Developer, and Parties shall cooperate with each other in disputing and defending such claim. Developer shall work to modify Development Product so it becomes non-infringing or acquire a license from the third party to allow LSM to use the Development Product and indemnify LSM against all claims made by the third party and the cost of defending and disputing such claims.

(c)	Developer shall have no liability for infringement to the extent that the infringement is caused by use or incorporation of any design specification, requirement or instruction furnished by LSM.

13.	Third Party Software
(a)

If any third-party software, including free or open-source software (“Third Party Software”), is required for the performance of the Development Work, Developer shall inform LSM about using the Third Party Software and provide the list of the Third Party Software.

(b)

The Third Party Software shall not contain (i) any free or open source software constituting “Copyleft Materials,” or (ii) any other free or open source software not in compliance with the applicable notice, disclaimer, or other licensing requirements.
“Copyleft Materials” means materials subject to any license that requires as a condition of use, modification, or distribution that such materials, or materials combined or distributed with such materials, be (A) disclosed or distributed in source code or similar form, (B) licensed for the purpose of making derivative works, or (C) redistributable at no charge. The term includes materials subject to the GNU General Public License, the GNU Lesser General Public License, a Mozilla Public License, or similar licenses.

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14.	Representations and Warranties

Developer represents and warrants to LSM that it possesses skills, expertise, infrastructure and know-how within the field of designing and prototype development to develop the Development Work and Development Product.

15.	Confidentiality
(a)

The Parties agree that the technical information and business information disclosed by either Party (“Confidential Information”) is valuable, confidential and proprietary in nature and that disclosure of the Confidential Information would result in immediate and irreparable harm to the disclosing party, and the Parties agree that, at all times during the term of this Agreement and for five (5) years after termination or expiry, they will hold in confidence all of the Confidential Information, and that they will not disclose the Confidential Information to any third party, except to their authorized employees, without the prior written consent of the disclosing Party.

(b)

Receiving party’s obligation under this Agreement with respect to Confidential Information shall not apply to information which:
i) is already in the possession of receiving party prior to disclosure by disclosing party and was not acquired by the receiving party directly or indirectly from disclosing party;
ii) is part of the public domain at the time of disclosure by the disclosing party, or, thereafter becomes part of the public domain without fault on the part of receiving party; or
iii) may be acquired hereafter by the receiving party from any third party without any obligation of secrecy.

16.	Terms and Termination
(a)	The term of this Agreement will be two (2) years from the Effective Date.
(b)

If either Party is in material default of its obligations under this Agreement (“Breach”), the other Party may give written notice of its intent to terminate. If the Breach is not cured within thirty (30) days, the other party is entitled to terminate this Agreement.

(c)

Either Party may terminate this Agreement, in the event that the other Party ceases business operations or enters into any bankruptcy, insolvency, receivership or like proceeding not dismissed within thirty (30) days, or assigns its assets for the benefit of creditors.

(e)

Upon termination or expiry of this Agreement, all documentation, files, software or equipment in the possession of either Party will be forthwith returned to the original owner, unless the Parties mutually agree in writing to a different disposition.

(f)	All services rendered by Developer prior to the termination in this Section must be paid for by LSM. Developer shall promptly discontinue the Development Work on the relevant SOW and

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deliver to LSM all Development Work and Deliverables generated by Developer under such SOW (whether complete or incomplete) as of the time of termination.

17.	Force Majeure
(a)

Either Party shall be released from performance of its obligation under this Agreement to the extent, and for so long as, the performance to this Agreement is impeded by reason of Force Majeure, defined below. The Party claiming Force Majeure circumstances shall give prompt notice of the commencement and cessation of any such circumstances. For the purposes of this section 17 “Force Majeure” means, but will not be limited to, industrial dispute, fire, currency transfer prohibitions, or Acts of God.

(b)

If circumstances of Force Majeure continue for a period exceeding three (3) months, either Party shall be entitled to terminate this Agreement by notice in writing to the other Party without incurring any further liability.

18.	Dispute Resolution and Governing Law
(a)

All Disputes between the Parties arising in connection with this Agreement, its qualification, interpretation, execution or termination, which cannot be settled amicably between the Parties within a period of Fifteen (15) days shall be finally resolved through a selected and mutually agreeable mediator who shall conduct proceedings according to the JAMS International Mediation Rules. To initiate the mediation a Party must give notice in writing (ADR notice) to the other Party requesting mediation. The mediation will commence not later than 14 days after the date of the ADR notice, subject to mediator availability through JAMS.

(b)

In the event of any dispute between the Parties, arising out of or as a result of this Agreement and the arrangement herein, which cannot be settled amicably between the Parties, then all such disputes shall be finally resolved by arbitration in accordance with JAMS International Arbitration Rules. The number of arbitrators shall be one (1). The seat of arbitration proceedings shall be in the United States. The award of the arbitration proceedings shall be conducted, and the award shall be stated, in English language.

19.	Notices

All notices, approvals, statements, authorizations, documents or other communications (collectively “Notice”) required or permitted to be given or made under this Agreement by one Party to the other Party shall be in writing and shall be delivered personally or mailed by registered mail, postage prepaid, to the said Party at their respective addresses set forth hereunder, namely:

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If to Developer, at:

Address: Zero Nox, Inc., 1343 S. Main St., Porterville, CA 93257

Attention: CEO

If to LSM, at:

Address: 886, Gwahak-Ro, Bongdong-Eup, Wanju-Gun, Jeollabuk-Do, 55322

Attention: CTO

Such Notice, if mailed, shall be deemed to have been given on the second Business Day except Saturdays and Sundays following such mailing, or, if delivered personally, shall be deemed to have been given on the day delivery, if a Business Day, or if not a Business Day, on the Business Day next following the day of delivery; provided that if such Notice shall have been mailed and if regular mail service shall be interrupted by strike or other irregularity before the deemed receipt of such Notice as aforesaid, then such Notice shall not be effective unless delivered. A Party may change its address for service by serving notice of such change in the manner herein prescribed.

20.	Miscellaneous
(a)

SURVIVAL: The provisions of Sections 9, 10, 11, 12, 15, and such other Sections which by necessary implication, shall survive termination of this Agreement. Unless otherwise expressly provided for elsewhere in this Agreement, the provisions of these respective Sections shall survive termination of this Agreement until expiration of the relevant statute of limitations.

(b)

Amendments of this Agreement are valid only if they are written in English and executed by authorized representatives of the Parties. This formal condition also applies to termination of this Agreement by the mutual agreement of the Parties. The Annexes will form an integral part of this Agreement.

(c)

If any provision of this Agreement is determined to be unlawful, such provision will be deemed severed from this Agreement, but every other provision of this Agreement will remain in full force and effect. The Parties will replace such provision by a newly valid provision, which will reflect the mutual intention of the Parties and the technical and economic purpose of this Agreement. This Agreement and the Annexes attached thereto constitute the entire agreement of the Parties with respect to the subject matter hereof and supersede any prior oral or written agreement with respect to the subject matter hereof.

(d)

No failure of either Party to insist upon the strict performance of any term of this Agreement, or to exercise any right, power, or remedy upon a breach of this Agreement, will constitute a waiver of any such breach or of any such Term.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Effective Date.

Zero Nox, Inc. (Developer):		LS Mtron Ltd. (“LSM”)

By:	/s/ Vonn R. Christenson	By:	/s/ Nyun Ki Chung
Name:	Vonn R. Christenson	Name:	Nyun Ki Chung
Title:	CEO	Title:	OTO
Date:	12/9/22	Date:	12/19/22